Exhibit 4.15

Supplementary Agreement to Exclusive Call Option Contract (III)

The Supplementary Agreement to the Exclusive Call Option Contract (III) (the “Supplementary Agreement”) is made and entered into by and among the following parties on 10 May 2024 in Beijing, the People’s Republic of China (the “PRC”, excluding, for the purpose of the Supplementary Agreement, the Hong Kong, the Macao and Taiwan Province):

Party A:	Beijing Burning Rock Biotech Limited, a wholly foreign-owned enterprise established and existing under the laws of the People’s Republic of China, with a unified social credit code of [***], having its residence at [***];

Party B:	HAN Yusheng, with ID card No.: [***];

LU Gang, with ID card No.: [***];

WU Zhigang, with ID card No.: [***];

ZHOU Dan, with ID card No.: [***];

ZHANG Xumou, with ID card No.: [***];

CHUAI Shaokun, with ID card No.: [***];

YIN Dong, with ID card No.: [***];

ZHAO Jin, with Hong Kong Passport No.: [***];

Beijing Boleyou Management Consulting Center (Limited Partnership), with its unified social credit code: [***];

Party C:	Burning Rock (Beijing) Biotechnology Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, with a unified social credit code of [***], having its residence at [***];

Party D:	Guangzhou Burning Rock Biotech Co., Ltd., a limited liability company established and existing in accordance with the laws of the PRC, with a unified social credit code of [***], having its residence at [***];

Party E:	CHEN Gang, with ID card No.: [***].

For the purpose of the Supplementary Agreement, Party A, Party B, Party C, Party D and Party E shall be referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

(1)	On 20 June 2014, Party A, Party C and Party C’s then shareholders signed the Exclusive Call Option Contract (the “Former Call Option Contract”);

(2)

On 27 August 2015, Party A, Party C and Party C’s then shareholders signed a new Exclusive Call Option Contract (the “First Revised Call Option Contract”) to terminate and supersede the Former Call Option Contract;

(3)

On 1 July 2016, Party A, Party C and Party C’s then shareholders signed a new Exclusive Call Option Contract (the “Second Revised Call Option Contract”) to terminate and supersede the First Revised Call Option Contract;

(4)

On 30 September 2016, Party A, Party C and Party C’s then shareholders signed a new Exclusive Call Option Contract (the “Third Revised Call Option Contract”) to terminate and supersede the Second Revised Call Option Contract;

(5)

On 19 April 2018, Party A, Party C and Party C’s then shareholders signed a new Exclusive Call Option Contract (the “Fourth Revised Call Option Contract”) to terminate and supersede the Third Revised Call Option Contract;

(6)

On 4 January 2019, Party A, Party B and Party C signed a new Exclusive Call Option Contract (the “Fifth Revised Call Option Contract”) to terminate and supersede the Fourth Revised Call Option Contract;

(7)	On 21 October 2019, Party A, Party B and Party C entered into the Supplementary Agreement to the Exclusive Call Option Contract, which further supplements the Fifth Revised Call Option Contract;

(8)

On 8 November 2023, Party A, Part B, Party C and Party C’ then shareholders signed the Supplementary Agreement to Exclusive Call Option Contract (II) (together with the Fifth Revised Call Option Contract and the Supplementary Agreement to the Exclusive Call Option Contract, collectively referred to as the “Former Agreements”), which further supplements the Fifth Revised Call Option Contract;

(9)	Party A intends to assign all of its rights and obligations under the Former Agreements to Party D; Zhao Jin intends to assign all of its rights and obligations under the Former Agreements to Party E.

In view of the foregoing, the Parties have agreed by consensus to the following additions:

Article 1 The Parties agree that Party A assigns all of its rights and obligations under the Former Agreements to Party D. From the date of signing of the Supplementary Agreement by the Parties, Party D shall enjoy the rights enjoyed by Party A under the Former Agreements and assume the obligations performed by Party A under the Former Agreements, and Party A shall no longer enjoy the rights and perform the obligations under the Former Agreements.

Article 2 The Parties agree that Zhao Jin assigns all of its rights and obligations under the Former Agreements to Party E. From the date of signing of the Supplementary Agreement by the Parties, Party E shall enjoy the rights enjoyed by Zhao Jin under the Former Agreements and assume the obligations performed by Zhao Jin under the Former Agreements, and Zhao Jin shall no longer enjoy the rights and perform the obligations under the Former Agreements.

Article 3 Matters not covered in the Supplementary Agreement shall be subject to the provisions of the Fifth Revised Call Option Contract. The Supplementary Agreement constitutes an integral part of the Fifth Revised Call Option Contract and has the same legal effect as the Fifth Revised Call Option Contract.

Article 4 The Supplementary Agreement shall enter into force on the date on which it is signed by the Parties.

Article 5 The signing, entry into force, interpretation, fulfillment, modification and termination of the Supplementary Agreement as well as the settlement of disputes under the Supplementary Agreement shall be governed by the laws of China.

Article 6 In the event of any dispute arising from the interpretation and fulfillment of the Supplementary Agreement, the Parties shall first resolve the dispute through friendly consultation. If the Parties fail to reach an agreement on the resolution of the dispute within thirty (30) days after any party requests the other Parties to settle such dispute through consultation, then any Party may submit such dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for resolution by arbitration in accordance with its arbitration rules in effect at the time. The place of arbitration shall be in Beijing, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties.

Article 7 If any one or more of the provisions of the Supplementary Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of the Supplementary Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with those which are legally permissible and effective to the maximum extent desired by the Parties through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

Article 8 The Supplementary Agreement shall be binding on and for the benefit of the respective successors and permitted assigns of each Party.

Article 9 The Supplementary Agreement is written in Chinese and executed in Thirteen (13) copies, and each copy shall have the same legal effect.

[No text below on this page]

[No text on this page, which is the signature page of the Supplementary

Agreement to Exclusive Call Option Contract (III)]

Party A: Beijing Burning Rock Biotech Limited (seal of Beijing Burning Rock Biotech Limited) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

[No text on this page, which is the signature page of the Supplementary

Agreement to Exclusive Call Option Contract (III)]

Party B:

HAN Yusheng		LU Gang

Signatory:	/s/ HAN Yusheng	Signatory:	/s/ LU Gang

WU Zhigang		ZHOU Dan

Signatory:	/s/ WU Zhigang	Signatory:	/s/ ZHOU Dan

ZHANG Xumou		CHUAI Shaokun

Signatory:	/s/ ZHANG Xumou	Signatory:	/s/ CHUAI Shaokun

YIN Dong		ZHAO Jin

Signatory:	/s/ YIN Dong	Signatory:	/s/ ZHAO Jin

[No text on this page, which is the signature page of the Supplementary

Agreement to Exclusive Call Option Contract (III)]

Party B:

Beijing Boleyou Management Consulting Center (Limited Partnership)

(seal of Beijing Boleyou Management Consulting Center (Limited Partnership)

Signatory: /s/ HAN Yusheng

Name: HAN Yusheng

Title: Authorized representative

[No text on this page, which is the signature page of the Supplementary

Agreement to Exclusive Call Option Contract (III)]

Party C: Burning Rock (Beijing) Biotechnology Co., Ltd. (seal of Burning Rock (Beijing) Biotechnology Co., Ltd.) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

[No text on this page, which is the signature page of the Supplementary

Agreement to Exclusive Call Option Contract (III)]

Party D: Guangzhou Burning Rock Biotech Co., Ltd (seal of Guangzhou Burning Rock Biotech Co., Ltd) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

[No text on this page, which is the signature page of the Supplementary

Agreement to Exclusive Call Option Contract (III)]

Party E:

CHEN Gang

Signatory: /s/ CHEN Gang

9